                                                                     EXHIBIT 4.4

                              SECURITY AGREEMENT
                              ------------------
                                 (Partnership)




                                    Made by


                         HOLLYWOOD CASINO SHREVEPORT,


                                   as Debtor


                                      to


                     STATE STREET BANK AND TRUST COMPANY,
                       as New Trustee and Secured Party


               Acting on behalf of the Holders of the New Notes



                                 June 15, 2001

                              SECURITY AGREEMENT
                              ------------------
                                 (Partnership)

          THIS SECURITY AGREEMENT (this "Agreement") is made as of June 15,
                                         ---------
2001, by HOLLYWOOD CASINO SHREVEPORT, a Louisiana general partnership (the "Debtor"), in favor of STATE STREET BANK AND TRUST COMPANY, a Massachusetts
 ------
trust company, as trustee (the "New Trustee"), acting on behalf of the holders
                                -----------
of the New Notes under the New Indenture referred to and defined below (the "Secured Party").
 -------------

                             W I T N E S S E T H:
                             - - - - - - - - - -

          A. Debtor and Shreveport Capital Corporation, a Louisiana corporation ("Shreveport Capital," and together with the Debtor, the "Issuers"),
              ------------------                                      -------
have entered into an Indenture dated as of the date hereof (as may be amended, supplemented, restated or otherwise modified from time to time, the "New
                                                                     ---
Indenture") with the New Trustee, pursuant to which the Issuers will issue
---------
$39,000,000 in the aggregate principal amount of 13% Senior Secured Notes due 2006 with Contingent Interest (as the same may be amended, supplemented, restated, exchanged, replaced or otherwise modified from time to time, collectively, the "New Notes").
                   ---------

          B. Previously, the Issuers and certain Guarantors (as defined in the Existing Indenture) entered into an indenture dated as of August 10, 1999 (the "Existing Indenture") with State Street Bank and Trust Company, a Massachusetts
 ------------------
trust company, as trustee, acting on behalf of the holders of the Existing Notes under the Existing Indenture (the "Existing Trustee"), pursuant to which the
                                   ----------------
Issuers issued $150,000,000 of their 13% First Mortgage Notes due 2006 with Contingent Interest (as amended, supplemented, restated, exchanged, replaced or otherwise modified from time to time, collectively, the "Existing Notes").
                                                         --------------

          C. As a condition precedent to the purchase of the New Notes under the New Indenture, Debtor must execute and deliver this Agreement granting Secured Party a security interest in the Collateral (as hereinafter defined).

          D. Certain of the Collateral is subject to one or more Liens in favor of the holders of the Existing Notes. The nature and priority of the Liens in favor of the holders of the New Notes and the holders of the Existing Notes are governed in certain respects by the Intercreditor Agreements (as hereinafter defined).

          E. Based on the foregoing premises, and in order to comply with the terms and conditions of the New Indenture and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor hereby agrees with Secured Party as follows:

                                   ARTICLE 1
                                  DEFINITIONS
                                  -----------

     Section 1.01  Definitions.  When used herein, (a) the terms Certificated
                   -----------
Security, Chattel Paper, Deposit Account, Document, Equipment, Financial Asset, Fixture, Goods, Inventory, Instrument, Investment Property, Security, Security Entitlement and Uncertificated Security have the respective meanings assigned thereto in the Code (as defined below); (b) capitalized terms which are not otherwise defined have the respective meanings assigned thereto in the New Indenture; and (c) the following terms have the following meanings (such definitions to be applicable to both the singular and plural forms of such terms):

          Account Debtor means the party who is obligated on or under any
          --------------
Account Receivable, Contract Right or General Intangible.

          Account Receivable means any right of Debtor to payment for goods sold
          ------------------
or leased or for services rendered.

          Code means the Uniform Commercial Code as in effect from time to time
          ----
in the State of New York; provided that, if by reason of mandatory provisions of
                          -------- ----
law, the perfection or the effect of perfection or non-perfection of the security interests in any Collateral is governed by the Uniform Commercial Code as in effect in any jurisdiction other than the State of New York, "Code" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or the effect of perfection or non-perfection.

          Collateral means all property and rights of Debtor in which a security
          ----------
interest is granted hereunder.

          Computer Hardware and Software means all of Debtor's rights (including
          ------------------------------
rights as licensee and lessee) with respect to (i) computer and other electronic data processing hardware, including all integrated computer systems, central processing units, memory units, display terminals, printers, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware; (ii) all software programs designed for use on the computers and electronic data processing hardware described in clause (i)
                                                                   ----------
above, including all operating system software, utilities and application programs in whatsoever form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (iii) any firmware associated with any of the foregoing; and (iv) any documentation for hardware, software and firmware described in clauses (i), (ii) and (iii) above, including
                                   -----------  ----     -----
flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes.

          Contract Rights means any rights of Debtor (including, without
          ---------------
limitation, all rights to payment) under each Contract.

          Contracts means all contracts or other agreements between Debtor and
          ---------
one or more additional parties, including, without limitation, all of the contracts described on Exhibit C attached hereto.
                       ---------

          Event of Default has the meaning set forth in Section 7.01 hereof.
          ----------------

          Existing Collateral Documents means the Collateral Documents (as
          -----------------------------
defined in the Existing Indenture).

          FF&E Collateral or FF&E means all of Debtor's furniture, fixtures and
          ---------------    ----
equipment as generally described on Part 1 of Schedule A attached hereto and
                                              ----------
more specifically described on Part 2 of Schedule A attached hereto (as may be
                                         ----------
supplemented, amended or modified from time to time), whether now or hereafter deemed to be (i) a movable, (ii) affixed to the immovable (real) property such that it may be deemed a component part of the immovable (real) property, or
(iii) an appurtenance of the Vessel, in each case, under applicable Louisiana or federal law, or otherwise, and, in each such case, together with all substitutions therefor, replacements thereof and additions thereto, and all proceeds of and from any and all of the foregoing, excluding the New FF&E.

          General Intangibles means all of Debtor's "general intangibles" as
          -------------------
defined in the Code and, in any event, includes (without limitation) all of Debtor's trademarks and goodwill of the business relating thereto, trade names, patents, copyrights, trade secrets, customer lists, inventions, designs, software programs, mask works, registrations, licenses, franchises, tax refund claims, guarantee claims, security interests, rights to indemnification, all contractual rights and obligations or indebtedness owing to Debtor from whatever source arising, all things in action, rights represented by judgments, claims arising out of tort and other claims relating to the Collateral (including the right to assert and otherwise be the proper party of interest to commence and prosecute actions), and all rights in respect of any pension plan or similar arrangement maintained for employees of Debtor.

          Intellectual Property means all past, present and future:  trade
          ---------------------
secrets and other proprietary information; trademarks, service marks, business names, designs, logos, indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights (including copyrights for computer programs) and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world and all tangible property embodying the copyrights; unpatented inventions (whether or not patentable); patent applications and patents; industrial designs, industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, source codes, object codes and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present and future infringements of any of the foregoing; and all common law and other rights throughout the world in and to all of the foregoing.

          Intercreditor Agreements means (i) the Pari Passu Intercreditor
          ------------------------
Agreement and (ii) that certain FF&E Intercreditor Agreement, dated as of June 15, 2001, among the New Trustee, the Existing Trustee and the debtor, as amended, supplemented or otherwise modified from time to time.

          New Collateral Documents means this Agreement and all other Collateral
          ------------------------
Documents (as defined in the New Indenture).

          New FF&E means such items of furniture, fixtures and equipment
          --------
acquired by the Debtor after the date hereof, the acquisition of which has been financed by the proceeds of New FF&E Financing.

          New FF&E Financing means purchase money financing (including any
          ------------------
refinancing thereof constituting Permitted Refinancing Indebtedness) permitted under the New Indenture used to acquire the New FF&E.

          Non-Tangible Collateral means collectively, Debtor's Accounts
          -----------------------
Receivable, Contract Rights and General Intangibles.

          Obligations means (i) the payment when due of indebtedness evidenced
          -----------
by the New Notes in the principal sum not to exceed at any time outstanding of $39,000,000, interest (including post-petition interest) as set forth in the New Indenture and the New Notes, and premiums, penalties, and late charges thereon;
(ii) all other indebtedness and other sums (including, without limitation, all expenses, attorneys' fees, other fees, indemnifications, reimbursements, damages, other monetary liabilities, and other charges) and obligations that may or shall become due hereunder or under the New Notes, the New Indenture or the Collateral Documents; and (iii) any and all renewals, modifications, amendments, extensions for any period, supplements or restatements of any of the foregoing.

          Obligor means any Person, other than Debtor, liable (whether directly
          -------
or indirectly, primarily or secondarily) for the payment or performance of any of the Obligations whether as maker, co-maker, endorser, guarantor, accommodation party, general partner or otherwise.

          Pari Passu Intercreditor Agreement means that certain Pari Passu
          ----------------------------------
Intercreditor Agreement, dated as of June 15, 2001, among the Existing Trustee, the New Trustee and the Debtor, as amended, supplemented or otherwise modified from time to time.

          Permitted Liens means "Permitted Liens" as defined in Section 1.01 of
          ---------------
the New Indenture; provided, however, that with respect to FF&E, "Permitted Liens" shall only mean and be limited to (i) the Liens described in clauses (6),
(9) and (10) of such definition, (ii) Liens to secure the performance of statutory obligations incurred in the ordinary course of business, (iii) Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance and social security benefits, and (iv) the Liens arising from the Existing Collateral Documents (as in effect on the date hereof), only to the extent a court of competent jurisdiction determines that any particular item of FF&E is a component part of the immovable (real) property or an appurtenance of the Vessel for purposes of applicable Louisiana or federal law ("Fixed FF&E"), and, in such case, only with respect to such item of Fixed
      ----------
FF&E.

          Restricted FF&E Amount has the meaning set forth in Section 2.01
          ----------------------
hereof.

          Restricted Pari Passu Amount has the meaning set forth in Section 2.01
          ----------------------------
hereof.

          Vessel means any vessel owned by Debtor (including, without
          ------
limitation, that certain riverboat owned by Debtor, Official No. 1099497), whether now owned or acquired or delivered to Debtor in the future, whether or not such Vessel is a vessel within the meaning of 46 U.S.C. (S) 31322(a), and all rights of the Debtor therein, including all equipment, parts and accessories, including, but not limited to, all of its boilers, engines, generators, air compressors, machinery, masts, spars, sails, riggings, boats, anchors, cables, chains, tackle, tools, pumps and pumping equipment, motors, apparel, furniture, computer equipment, electronic equipment used in connection with the operation of the Vessel and belonging to the Vessel, all machinery, equipment, engines, appliances and fixtures for generating or distributing air, water, heat, electricity, light, fuel or refrigeration, or for ventilating or sanitary purposes, fittings and equipment, supplies, spare parts, fuel, and all other appurtenances thereunto appertaining or belonging, whether now owned or hereafter acquired, whether or not on board said Vessel, and all extensions, additions, accessions, improvements, renewals, substitutions, and replacements hereafter made in or to said Vessel or any part thereof, or in or to any said appurtenances.

                                   ARTICLE 2
                               SECURITY INTEREST
                               -----------------

       Section 2.01  Grant of Security Interest. As security for the prompt and
                     --------------------------
complete payment and performance of the Obligations, Debtor grants to Secured Party a continuing security interest in, Lien upon, and right of set-off against the following, whether now or hereafter existing or acquired:

          All of Debtor's right, title and interest in, to and under the following:

          (i)    Accounts Receivable;

          (ii)   Certificated Securities;

          (iii)  Chattel Paper;

          (iv) Computer Hardware and Software and all rights with respect thereto, including, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;

          (v) all Contracts, together with all Contract Rights arising thereunder;

          (vi)   Deposit Accounts;

          (vii)  Documents;

          (viii)  Financial Assets;

          (ix)    General Intangibles;

          (x) Goods (including all of its Equipment, Fixtures and Inventory) and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor;

          (xi)    Instruments;

          (xii)   Intellectual Property;

          (xiii)  Investment Property;

          (xiv)   letters of credit and letter of credit rights;

          (xv)    money (of every jurisdiction whatsoever);

          (xvi)   proceeds of any litigation, arbitration or similar proceeding;

          (xvii)  Security Entitlements;

          (xviii) Uncertificated Securities;

          (xix) the FF&E, and all indemnities, warranties and guaranties payable by reason of loss or damage to or with respect to any FF&E;

          (xx)    the Vessel; and

          (xxi) to the extent not included in the foregoing, all other personal property of any kind or description, wherever located and whenever acquired;

          together with all books, records, writings, data bases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing, and all proceeds, products, offspring, rents, issues, profits and returns of and from any of the foregoing; provided that to
                                                                --------
          the extent that the provisions of any lease or license of Computer Hardware and Software or Intellectual Property expressly prohibit (which prohibition is enforceable under applicable law) the grant of a security interest therein, Debtor's rights in such lease or license shall be excluded from the foregoing grant for so long as such prohibition continues, it being understood that upon request of the
                                 -------------------
          New Trustee, Debtor will in good faith use reasonable efforts to obtain consent for the creation of a security interest in favor of the New Trustee in Debtor's rights under such lease or license.

          Notwithstanding the foregoing provisions of this Section 2.01, such grant of security interest shall not extend to, and the term "Collateral" shall not include (i) any of the New FF&E, and (ii) any of the foregoing property that is, pursuant to mandatory provisions of applicable law, prohibited from being pledged as security; provided that, with respect to this clause (ii), upon the
                       --------
          termination of such prohibitions for any reason whatsoever or in the event such prohibitions are or become unenforceable under applicable law, such foregoing property shall automatically become Collateral hereunder and, provided further, that upon request of the New Trustee,
                         -------- -------
          Debtor will in good faith use reasonable efforts to obtain consent for the creation of a security interest in favor of the New Trustee in Debtor's rights under such lease or license. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, all dividends, distributions, interest and principal payments, cash, instruments, and other property and proceeds made upon or with respect to or of the Collateral may be used by such Debtor subject to the terms and conditions of the New Indenture. Upon the occurrence and during the continuance of an Event of Default, all rights of such Debtor to receive all such dividends, distributions, interest and principal payments, cash, instruments and other property and proceeds shall cease, and such dividends, distributions, interest and principal payments, cash, instruments and other property and proceeds shall be paid or otherwise delivered to the Secured Party. It is expressly contemplated that additional property may from time to time be pledged, assigned or granted to Secured Party as additional security for the Obligations, and the term "Collateral" as used herein shall be deemed for all purposes hereof to include all such additional property, together with all other property of the types described above related thereto.

          Notwithstanding the foregoing provisions of this Section 2.01, the amount of Obligations secured by the Collateral other than the FF&E Collateral (the "Pari Passu Collateral") and the amount of proceeds from any enforcement or exercise of any right or remedy with respect to the Pari Passu Collateral pursuant to Section 7.02 of this Agreement or pursuant to the corresponding provisions of any other New Collateral Document that may be applied to the Obligations pursuant to such provisions shall be limited to an amount equal to the sum of $10,000,000 in principal amount of the New Notes plus all related Obligations (the "Restricted Pari Passu Amount"); and the amount of Obligations secured by the FF&E Collateral and the amount of proceeds from any enforcement or exercise of any right or remedy with respect to the FF&E Collateral pursuant to Section 7.02 of this Agreement or pursuant to the corresponding provisions of any other New Collateral Document that may be applied to the Obligations pursuant to such provisions shall be limited to an amount equal to the sum of $29,000,000 in principal amount of the New Notes plus all related Obligations (the "Restricted FF&E Amount").

                                   ARTICLE 3
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

          In order to induce Secured Party to accept this Agreement, Debtor represents and warrants to Secured Party (which representations and warranties will survive the creation and payment of the Obligations) that:

     Section 3.01  Ownership of Collateral; Absence of Encumbrances and
                   ----------------------------------------------------
Restrictions.  After giving effect to the use of the proceeds of the New Notes,
------------
Debtor is, and in the case of property acquired after the date hereof, will be, the sole legal and beneficial owner of the Collateral (including, without limitation, the FF&E) holding good and indefeasible title to the same, free and clear of all Liens except for Permitted Liens and Debtor has full right, power and authority to assign and grant a security interest in the Collateral to Secured Party.

     Section 3.02  No Required Consent. Except for such authorizations, consents
                   -------------------
or approvals previously obtained and in effect, no authorization, consent, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (other than the filing of financing statements and the other documents required to perfect or maintain the perfection of the Liens granted hereby) is required for (i) the due execution, delivery and performance by Debtor of this Agreement, (ii) the grant by Debtor of the security interest granted by this Agreement, (iii) the perfection of such security interest or
(iv) the exercise by Secured Party of its rights and remedies under this Agreement, except as may be required by applicable gaming laws or in connection with the disposition of Collateral or by federal or state securities laws or antitrust laws.

     Section 3.03  Security Interest. After giving effect to the use of proceeds
                   -----------------
of the New Notes, the grant of the security interest in and Lien on the Collateral pursuant to this Agreement creates a valid and continuing security interest in and Lien on the Collateral, enforceable against Debtor, and, upon the filing of financing statements in the appropriate office for the locations of the Collateral described on Exhibit A hereof, the security interests granted
                               ---------
hereby will be perfected, prior to all other Liens except Permitted Liens, enforceable against third parties and securing payment of the Obligations.

     Section 3.04  No Filings By Third Parties. After giving effect to the use
                   ---------------------------
of proceeds of the New Notes, and other than any financing statement or other public notice or recording naming Secured Party as the secured party therein or financing statements with respect to Permitted Liens, no financing statement or other public notice or recording covering the Collateral is on file in any public office and Debtor has not signed any document or agreement authorizing the filing of any such financing statement or other public notice or recording so long as any of the Obligations are outstanding.

     Section 3.05  Name; No Name Changes.  The name of the Debtor set forth on
                   ---------------------
Exhibit A hereto is the true and correct legal name of the Debtor, and, except
---------
as described on Exhibit A hereto, Debtor has not, during the preceding five (5)
                ---------
years, entered into any contract, agreement, security instrument or other document using a name other than, or been known by or otherwise used any name other than, the name used by Debtor herein.

     Section 3.06  Location of Debtor and Collateral; Intellectual Property.
                   --------------------------------------------------------
Debtor's chief executive office, principal place of business and the locations of Debtor's records concerning the Collateral are set forth on Exhibit A hereto.
                                                               ---------
Any Collateral not at such location(s) nevertheless remains subject to Secured Party's security interest. Except as disclosed on Exhibit A hereto, all
                                                   ---------
tangible Collateral of Debtor are located at the locations set forth on Exhibit
                                                                        -------
A hereto.  Exhibit B hereto contains a true, correct and complete listing of all
-          ---------
of Debtor's Intellectual Property which have been registered or for which applications for registration are pending.

     Section 3.07  Collateral.  All statements or other information provided by
                   ----------
Debtor to Secured Party describing or with respect to the Collateral is (or, in the case of subsequently furnished information, will be when provided) correct and complete in all material respects. Schedule A contains a true, correct and
                                        ----------
complete list of all furnitures, fixtures and equipment immediately prior to issuance of the New Notes subject to the Lease Intended as Security dated as of March 31, 2000 by and between First Security Bank, NA, as trustee and lessor, and Debtor, as lessee. The delivery at any time by Debtor to Secured Party of additional descriptions of Collateral shall constitute a representation and warranty by Debtor to Secured Party hereunder that the representations and warranties of this Article 3 are correct in all material respects insofar as they would pertain to such Collateral or the descriptions thereof, except as indicated therein.

     Section 3.08  Delivery of Documents. All FF&E Collateral subject to
                   ---------------------
applicable certificate of title statutes are covered by effective certificates of title which identify the Secured Party's security interest therein and which further provide that such items of FF&E Collateral will not be subject to any other certificates of title. With respect to any Collateral covered by one or more certificates of title or other documents of title evidencing ownership or possession thereof, each of such certificates or documents of title shall, after the occurrence and during the continuance of an Event of Default and upon the request of the Secured Party, be delivered to Secured Party (provided that all certificates of title and documents of title referred to in Article 2 hereof shall be subject to the security interest created by this Agreement irrespective of whether or not such delivery shall have been made).

     Section 3.09  Taxpayer Identification Number.  The federal taxpayer
                   ------------------------------
identification number of Debtor is set forth on Exhibit A hereto.
                                                ---------

                                   ARTICLE 4
                           COVENANTS AND AGREEMENTS
                           ------------------------

          Debtor will at all times comply with the covenants and agreements contained in this Article 4, from the date hereof and for so long as any part of the Obligations are outstanding.

     Section 4.01  Change in Location of Collateral or Debtor. Except with
                   ------------------------------------------
respect to Collateral under repair or temporarily in transit between locations (and in any such case, for a period not to exceed four (4) months), Debtor will not change the location of the Collateral (except for (a) Collateral held by the New Trustee, (b) motor vehicles and rolling stock, and (c) Collateral temporarily in transit between locations) to any state, county or other jurisdiction in which Secured Party has not already filed a financing statement or taken other necessary steps to perfect or maintain its security interests in the Collateral without Secured Party's prior written consent and the delivery of such new financing statements or other documentation as may be reasonably necessary or required by Secured Party to ensure the continued perfection and priority of its security interest in the Collateral. Debtor will not change the location of Debtor's chief executive office, principal place of business or the locations of Debtor's records concerning the Collateral unless Debtor shall have given Secured Party at least thirty (30) days prior written notice thereof and shall have delivered to Secured Party such new financing statements or other documentation as may be reasonably necessary or required by Secured Party to ensure the continued perfection and priority of its security interest in the Collateral.

     Section 4.02  Change in Debtor's Name or Corporate Structure. Debtor will
                   ----------------------------------------------
not change its name, identity, state of organization, or corporate structure (including, without limitation, any merger, consolidation or sale of substantially all of its assets) unless Debtor shall have given Secured Party at least thirty (30) days prior written notice thereof and shall have delivered to Secured Party such new financing statements or other documentation as may be reasonably necessary or required by Secured Party to ensure the continued perfection and priority of its security interest on the Collateral.

     Section 4.03  Documents; Collateral in Possession of Third Parties.  If
                   ----------------------------------------------------
certificates of title or other documents evidencing ownership or possession of the Collateral are issued or outstanding, Debtor will, after the occurrence and during the continuance of an Event of Default and upon the request of the Secured Party, cause the interest of Secured Party to be properly noted thereon and will, forthwith upon receipt, deliver same to Secured Party. If any material portion of the Collateral is at any time in the possession or control of any warehouseman, bailee, agent or independent contractor, Debtor shall notify such Person of Secured Party's security interest in such Collateral. Upon Secured Party's request, Debtor shall instruct any such Person to hold all such Collateral for Secured Party's account subject to Debtor's instructions, or, if an Event of Default shall have occurred, subject to Secured Party's instructions.

     Section 4.04  Delivery of Letters of Credit and Instruments.  After the
                   ---------------------------------------------
occurrence and during the continuance of an Event of Default and upon the request of the Secured Party, Debtor will deliver each letter of credit, if any, included in the Collateral to Secured Party, in each case forthwith upon receipt by or for the account of Debtor. After the occurrence and during the continuance of an Event of Default and upon the request of the Secured Party, if any Non-Tangible Collateral becomes evidenced by a promissory note, trade acceptance or any other instrument for the payment of money (other than checks or drafts in payment of Non-Tangible Collateral collected by Debtor in the ordinary course of business prior to notification by Secured Party under Section 7.02(g)), Debtor will immediately deliver such instrument to Secured Party appropriately endorsed and, regardless of the form of presentment, demand, notice of dishonor, protest and notice of protest with respect thereto, Debtor will remain liable thereon until such instrument is paid in full.

     Section 4.05  Sale, Disposition or Encumbrance of Collateral.  Except as
                   ----------------------------------------------
expressly permitted pursuant to the provisions of the New Indenture and Article 5 of this Agreement or with Secured Party's prior written consent, Debtor will not in any way encumber any of the Collateral (or permit or suffer any of the Collateral to be encumbered) or sell, assign, substitute, replace, lend, rent, lease or otherwise dispose of or transfer any of the Collateral to or in favor of any Person other than Secured Party.

     Section 4.06  Records and Information. Debtor shall keep accurate and
                   -----------------------
complete records of the Collateral (including proceeds). Secured Party may at any time upon reasonable prior notice have access during normal business hours to examine, audit, make extracts from and inspect without hindrance or delay Debtor's records, files and the Collateral. Debtor will promptly provide written notice to Secured Party of all information which in any way relates to or affects the filing of any financing statement or other public notices or recordings, or the delivery and possession of items of Collateral, for the purpose of perfecting a security interest in the Collateral. Debtor will also promptly furnish such information as Secured Party may from time to time reasonably request regarding the Collateral or Secured Party's rights or remedies with respect thereto.

     Section 4.07  Reimbursement of Expenses. Debtor hereby assumes all
                   -------------------------
liability for the Collateral, the security interests created hereunder and any use, possession, maintenance, management, enforcement or collection of any or all of the Collateral. Debtor agrees to indemnify and hold Secured Party harmless from and against and covenants to defend Secured Party against any and all losses, damages, claims, costs, penalties, liabilities and expenses, including, without limitation, court costs and reasonable attorneys' fees, incurred because of, incident to, or with respect to the Collateral (including, without limitation, any use, possession, maintenance or management thereof, or any injuries to or deaths of Persons or damage to property, except to the extent caused by the gross negligence or willful misconduct of the Secured Party). All amounts for which Debtor is liable pursuant to this Section 4.07 shall be due and payable by Debtor to Secured Party upon demand. If Debtor fails to make such payment upon demand (or if demand is not made due to an injunction or stay arising from bankruptcy or other proceedings) and Secured Party pays such amount, the same shall be due and payable by Debtor to Secured Party, plus interest thereon from the date of Secured Party's demand (or from the date of Secured Party's payment if demand is not made due to such proceedings) at the interest rate applicable to overdue principal as provided in the New Notes.

     Section 4.08  Further Assurances. Upon the request of Secured Party, Debtor
                   ------------------
shall (at Debtor's expense) execute and deliver all such assignments, certificates, financing statements or other documents and give further assurances and do all other acts and things as Secured Party may reasonably request to perfect Secured Party's interest in the Collateral or to protect, enforce or otherwise effect Secured Party's rights and remedies hereunder.

     Section 4.09  Inventory. Debtor may use the Inventory in any lawful manner
                   ---------
not inconsistent with this Agreement and the New Indenture and with the terms of insurance thereon.

     Section 4.10  Use, Possession and Control of Collateral. Debtor will not
                   -----------------------------------------
use any Collateral in violation in any material respect of any law, statute, ordinance, regulation or administrative order, or suffer it to be so used. Debtor shall procure and maintain in effect all material licenses, registrations, certificates, permits, approvals and consents required of it by applicable law or any governmental authority in connection with the ownership, delivery, installation, use and/or operation of the Collateral (including, without limitation, the FF&E). The

Collateral will at all times be and remain in the possession and control of Debtor, subject, however, to Section 4.01 and Article 5 of this Agreement.

     Section 4.11  Collateral Attached to Other Property.  In the event that the
                   -------------------------------------
Collateral may be considered attached or affixed to any immovable (real) property or may be considered an appurtenance of the Vessel, Debtor hereby agrees that this Agreement may be filed for record in any appropriate records as a financing statement which is a fixture filing, and the interests granted herein may be further perfected by the filing of a mortgage and a ship mortgage (as contemplated by the New Indenture). In connection therewith, Debtor will take whatever action is required by Section 4.08. If Debtor is not the record owner of such immovable (real) property, Debtor will provide Secured Party with any additional security agreements or financing statements necessary for the perfection of Secured Party's security interest in the Collateral. If the Collateral is wholly or partly affixed to the immovable (real) property or installed in or affixed to other goods, Debtor will, on demand of Secured Party, use its commercially reasonable efforts to furnish Secured Party with landlord's waivers, signed by all Persons having an interest in the immovable (real) property or other goods to which the Collateral may have become affixed, permitting the Secured Party to have access to the Collateral at all reasonable times and granting the Secured Party a reasonable period of time in which to remove the Collateral after the occurrence and during the continuance of an Event of Default.

                                   ARTICLE 5
               MAINTENANCE AND REPAIR; ALTERATION AND ADDITIONS
               ------------------------------------------------

          With respect to the FF&E Collateral, Debtor covenants and agrees:

     Section 5.01  Maintenance and Repair; Compliance with Law.
                   -------------------------------------------

                   (a) Debtor, at its own expense, shall at all times maintain the FF&E in good and safe order, operating condition and repair (ordinary wear and tear excepted), substantially in conformance with the maintenance and repair standards and procedures as are set forth in the manufacturer's manuals pertaining to same (and in any event to at least as high a standard of maintenance and repair as Debtor and/or its Affiliates observe with respect to similar equipment owned or leased by Debtor or any such Affiliate) and as otherwise required to enforce claims against each vendor or manufacturer of each item of FF&E and in compliance in all material respects with applicable laws and the standards imposed by insurance policies required to be maintained under the New Indenture and this Agreement with respect to the FF&E.

                   (b) In addition, Debtor shall make all necessary or appropriate repairs, replacements, substitutions and modifications in respect of the FF&E (or any component thereof) which may be required to keep the FF&E in the condition required above.

     Section 5.02  Alterations.
                   -----------

                   (a) If any item of FF&E or individual component thereof is required to be altered, added to, replaced, improved or modified in order to comply with applicable laws (a

"Required Alteration"), Debtor shall diligently proceed to make such Required
 -------------------
Alterations at its own expense.

                   (b) Debtor, at its own expense, may make any alteration, addition, replacement, improvement or modification to any item of FF&E (a "Permitted Alteration"), or remove any part that becomes worn out, broken or
 --------------------
obsolete, if Debtor continues to be in compliance with Section 5.01 above and
                                                       ------------
such action, when completed, will be of such character as not to materially adversely affect (i) the current fair market value of the item of FF&E, (ii) the originally anticipated use or function thereof, as applicable, and (iii) the originally anticipated residual value of the item of FF&E.

                   (c) All Alterations shall be completed in a commercially reasonable manner and shall not, when completed, violate the terms of any restriction, easement, servitude, condition, covenant or other matter affecting the FF&E.

                   (d) Secured Party is not responsible for confirming that Alterations were made in conformity with the requirements of this Section 5.02.

     Section 5.03  Replacement and Substitution.  Debtor may replace an item or
                   ----------------------------
items of FF&E with a replacement item or items of furniture, fixtures or equipment that meets the suitability standards set forth in the last sentence of this Section 5.03. To the extent Debtor desires to replace FF&E with a fair market value of $10,000 or more (or in the case of slot machines, $5,000 or more), individually, or $75,000 or more, in the aggregate, in one transaction or a series of related transactions, Debtor must deliver (i) a replacement notice to Secured Party at least fifteen (15) days prior to the date of the proposed substitution, (ii) an Officers' Certificate certifying that the replacement items meet the suitability standard set forth below, and (iii) an amended Schedule A reflecting in sufficient detail the specific items of replacement
----------
FF&E.  Upon a permitted replacement of FF&E pursuant to this Section 5.03, New
                                                             ------------
Trustee, upon Debtor's request, shall execute and deliver to Debtor any necessary amendments, modifications or terminations to the UCC Financing Statements, Fixture Filings, and other recordings and/or filings made to perfect the interest granted to Secured Party under this Agreement that may be required to release the replaced item from the terms of this Agreement, all at Debtor's expense. Replacement items of FF&E shall be owned by the Debtor, and title thereto shall be vested in Debtor upon such permitted replacement. Debtor shall record and/or file any and all UCC Financing Statements, Fixture Filings or other documents (including any modifications or amendments to same) necessary to perfect Secured Party's Lien on such replacement item or items. Upon such permitted replacement, Schedule A attached hereto shall be promptly amended to
                       ----------
reflect such replacement. To be suitable as a replacement, such replacement item or items of furniture, fixtures or equipment must (i) be within one of the general categories described on Part 1 of Schedule A hereto and used or useful in the business of the Partnership, (ii) have substantially equivalent value to Debtor, in Debtor's reasonable business judgment, as the value to Debtor of the item or items of FF&E being replaced, and (iii) be free and clear of all Liens other than Permitted Liens (as such definition apples to FF&E). Notwithstanding the foregoing, Debtor may replace FF&E with New FF&E.

     Section 5.04  Maintenance and Repair Reports. Debtor shall keep maintenance
                   ------------------------------
and repair reports as are customary for owners or operators of casinos, to indicate the nature and date of major work done to (or that affects) the FF&E. Such reports shall be kept on file by Debtor at its offices during the term of the New Indenture, and shall be made available to Secured Party upon reasonable request.

                                   ARTICLE 6
                  RIGHTS, DUTIES AND POWERS OF SECURED PARTY
                  ------------------------------------------

          Secured Party shall have the following rights, duties and powers:

     Section 6.01  Discharge Encumbrances.  After the occurrence and during the
                   ----------------------
continuance of an Event of Default, Secured Party may, at its option, discharge any taxes, Liens, security interests or other encumbrances at any time levied or placed on the Collateral, and may pay for insurance on the Collateral to the extent required by this Agreement or the New Indenture and not obtained by Debtor. Debtor agrees to reimburse Secured Party upon demand for any payment so made, plus interest thereon from the date of Secured Party's demand at the interest rate applicable to overdue principal as provided in the New Notes.

     Section 6.02  Licenses and Rights to Use Collateral. After the occurrence
                   -------------------------------------
and during the continuance of an Event of Default, in connection with any transfer or sale (to Secured Party or any other Person) of the Collateral, Secured Party is hereby granted a transferable license or other right to use, without any charge, any of Debtor's Intellectual Property in completing production, advertising or selling such Collateral except any of the foregoing property which is expressly prohibited by its terms from being assigned or licensed. After the occurrence and during the continuance of an Event of Default, Debtor's rights under all licenses and franchise agreements shall inure to the benefit of Secured Party and any transferee of all or any part of the Collateral.

     Section 6.03  Cumulative and Other Rights. The rights, powers and remedies
                   ---------------------------
of Secured Party hereunder are in addition to all rights, powers and remedies given by law or in equity. The exercise by Secured Party of any one or more of the rights, powers and remedies herein shall not be construed as a waiver of any other rights, powers and remedies, including, without limitation, any other rights of set-off (which set-off rights may be exercised only after the occurrence and during the continuance of an Event of Default). If any of the Obligations are given in renewal, extension for any period or rearrangement, or applied toward the payment of debt secured by any Lien, Secured Party shall be, and is hereby, subrogated to all the rights, titles, interests and liens securing the debt so renewed, extended, rearranged or paid.

     Section 6.04  Disclaimer of Certain Duties.
                   ----------------------------

             (a) The powers conferred upon Secured Party by this Agreement are to protect its interest in the Collateral and shall not impose any duty upon Secured Party to exercise any such powers. Debtor hereby agrees that Secured Party shall not be liable for, nor shall the indebtedness evidenced by the Obligations be diminished by, Secured Party's delay or failure to collect upon, foreclose, sell, take possession of or otherwise obtain value for the Collateral. Nothing herein shall affect any obligation of Secured Party to the Holders under the New Indenture or under applicable law.

              (b) Except as may be required by the New Indenture, and to the fullest extent permitted by applicable law, Secured Party shall be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral or the Obligations, or to take any steps reasonably necessary to preserve any rights against any Obligor, Account Debtor or other Person. Debtor waives any right of marshaling in respect of any and all Collateral, and waives any right to require Secured Party to proceed against any Obligor, Account Debtor or other Person, exhaust any Collateral or enforce any other remedy which Secured Party now has or may hereafter have against any Obligor or other Person.

     Section 6.05  Modification of Obligations; Other Security.  Except as
                   -------------------------------------------
specifically provided for in the New Indenture, Debtor waives (i) any and all notice of acceptance, creation, modification, rearrangement, renewal or extension for any period of any instrument executed by any Obligor in connection with the Obligations and (ii) any defense of any Obligor by reason of disability, lack of authorization, cessation of the liability of any Obligor or for any other reason. Debtor authorizes Secured Party, without notice or demand and without any reservation of rights against Debtor and without affecting Debtor's liability hereunder or on the Obligations, from time to time to (x) after the occurrence and during the continuance of an Event of Default and after the acceleration of the New Notes, apply the Collateral in the manner permitted by this Agreement or New Indenture and (y) after the occurrence and during the continuance of an Event of Default and after the acceleration of the New Notes, renew, extend for any period, accelerate, amend or modify, supplement, enforce, compromise, settle, waive or release the obligations of any Obligor or any instrument or agreement of such other Person with respect to any or all of the Obligations or Collateral.

                                   ARTICLE 7
                               EVENTS OF DEFAULT
                               -----------------

     Section 7.01  Events of Default. It shall constitute an Event of Default
                   -----------------
under this Agreement if an Event of Default occurs and is continuing under the New Indenture.

     Section 7.02  Remedies. Upon the occurrence and during the continuance of
                   --------
an Event of Default, Secured Party may (with no obligation to do so) take any or all of the following actions without notice (except where expressly required below or in the New Indenture) or demand to Debtor:

             (a) Take possession of the Collateral, or at Secured Party's request Debtor shall, at Debtor's cost, assemble the Collateral and make it available at a location to be specified by Secured Party which is reasonably convenient to Debtor and Secured Party. In any event, Debtor shall bear the risk of accidental loss or damage to or diminution in value of the Collateral, and Secured Party shall have no liability whatsoever for failure to obtain or maintain insurance, nor to determine whether any insurance ever in force is adequate as to amount or as to risk insured.

             (b) Sell, in one or more sales and in one or more parcels, or otherwise dispose of any or all of the Collateral in its then condition or in any other commercially reasonable manner as Secured Party may elect, in a public or private transaction, at any location as deemed reasonable by Secured Party (including, without limitation, Debtor's premises), for cash at such price as Secured Party may deem fair, and (unless prohibited by the Code, as adopted in any applicable jurisdiction) Secured Party may be the purchaser of any or all Collateral so sold and may apply upon the purchase price therefor any Obligations secured hereby. Any such sale or transfer by Secured Party either to itself or to any other Person shall be absolutely free from any claim of right by Debtor, including any equity or right of redemption, stay or appraisal which Debtor has or may have under any rule of law, regulation or statute now existing or hereafter adopted. Upon any such sale or transfer, Secured Party shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred. It shall not be necessary that the Collateral or any part thereof be present at the location of any such sale or transfer. Secured Party may, at its discretion, provide for a public sale, and any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale. Secured Party shall not be obligated to make any sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any public or private sale by announcement at any time and place fixed for such sale, and such sale may be made at any time or place to which the same may be so adjourned. In the event any sale or transfer hereunder is not completed or is defective in the opinion of Secured Party, such sale or transfer shall not exhaust the rights of Secured Party hereunder, and Secured Party shall have the right to cause one or more subsequent sales or transfers to be made hereunder. If only part of the Collateral is sold or transferred such that the Obligations remain outstanding (in whole or in part), Secured Party's rights and remedies hereunder shall not be exhausted, waived or modified, and Secured Party is specifically empowered to make one or more successive sales or transfers until all the Collateral shall be sold or transferred and all the Obligations are paid. In the event that Secured Party elects not to sell the Collateral, Secured Party retains its rights to lease or otherwise dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity, and to apply the proceeds of the same towards payment of the Obligations. Each and every method of disposition of the Collateral described in this subsection or in subsection (e) shall constitute disposition in a commercially reasonable manner.

             (c) Take possession of all books and records of Debtor pertaining to the Collateral. Secured Party shall have the authority to enter upon any real property or improvements thereon in order to obtain any such books or records, or any Collateral located thereon, and remove the same therefrom without liability.

             (d) Apply proceeds of the disposition of the Collateral to the Obligations in any manner elected by Secured Party and permitted by the Code or otherwise permitted by law or in equity and in accordance with the provisions of the New Indenture. Such application may include, without limitation, the reasonable expenses of retaking, holding, preparing for sale or other disposition, and the reasonable attorneys' fees and legal expenses incurred by Secured Party.

             (e) Appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer by Secured Party of the Collateral. Additionally, any sale or transfer hereunder may be conducted by an auctioneer or any officer or agent of Secured Party.

             (f) Execute, assign and endorse negotiable and other instruments for the payment of money, documents of title or other evidences of payment, shipment or storage for any form of Collateral on behalf of and in the name of Debtor; provided, however, Secured Party may specifically disclaim any warranties of title.

             (g) Notify or require Debtor to notify Account Debtors that the Non-Tangible Collateral been assigned to Secured Party and direct such Account Debtors to make payments on the Non-Tangible Collateral directly to Secured Party. To the extent Secured Party does not so elect, Debtor shall continue to collect the Non-Tangible Collateral. Secured Party or its designee shall also have the right, in its own name or in the name of Debtor, to do any of the following: (i) to demand, collect, receipt for, settle, compromise any amounts due, give acquittances for, prosecute or defend any action which may be in relation to any monies due, or to become due by virtue of, the Non-Tangible Collateral; (ii) to sell, transfer or assign or otherwise deal in the Non-Tangible Collateral or the proceeds thereof or the related goods, as fully and effectively as if Secured Party were the absolute owner thereof; (iii) to extend the time of payment of any of the Non-Tangible Collateral, to grant waivers and make any allowance or other adjustment with reference thereto; (iv) to take control of cash and other proceeds of any Collateral; (v) to send a request for verification of the Non-Tangible Collateral to any Account Debtor; and (vi) to do all other acts and things necessary to carry out the intent of this Agreement.

             (h) The Secured Party, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits to foreclose the security interest and sell the Collateral or any portion thereof under a judgment of a court or courts of competent jurisdiction. For purposes of Louisiana executory process procedures, Debtor acknowledges the Obligations and does hereby confess judgment in favor of the Secured Party for the full amount of the Obligations. Debtor agrees that during the continuance of an Event of Default the Secured Party may cause the Collateral to be seized and sold under executory or ordinary process, at the Secured Party's sole option, without appraisement, appraisement hereby being expressly waived, as an entirety or in parcels as the Secured Party may determine, to the highest bidder for cash, and otherwise exercise the rights, powers and remedies afforded herein and under applicable Louisiana law. Any and all declarations of fact made by authentic act before a Notary Public in the presence of two witnesses by a person declaring that such facts lie within his knowledge shall constitute authentic evidence of such facts for the purpose of executory process. Debtor hereby waives in favor of the Secured
     Party: (i) the benefit of appraisement as provided in Louisiana Code of Civil Procedure Articles 2332, 2336, 2723 and 2724, and all other laws conferring the same; (ii) the demand and three (3) days delay accorded by Louisiana Code of Civil Procedure Articles 2639 and 2721;
     (iii) the notice of seizure required by Louisiana Code of Civil Procedure Articles 2293 and 2721; (iv) the three (3) days delay provided by Louisiana Code of Civil Procedure Articles 2331 and 2722; and (v) the benefit of the other provisions of Louisiana Code of Civil Procedure Articles 2331, 2722 and 2723 not specifically mentioned above. In the event the Collateral or any part thereof is seized as an incident to an action for the recognition or enforcement of this Agreement by executory process, ordinary process, sequestration, writ of fieri facias, or otherwise, Debtor and Secured Party agree that the court issuing such order shall, if petitioned for by Secured Party, direct the applicable sheriff to appoint as a keeper of the Collateral the Secured Party or any agent designated by the Secured Party at the time such seizure is effected. This designation is pursuant to Louisiana Revised Statutes 9:5136-9:5140.2 and the Secured Party shall be entitled to all of the rights and benefits afforded thereunder, as the same may be amended. It is hereby agreed that the keeper shall be entitled to receive as compensation, in excess of its costs and expenses incurred in the administration or preservation of the Collateral, an amount equal to $250.00 per day, which shall be payable monthly on the first day of each month. The designation of keeper made herein shall not be deemed to require the Secured Party to provoke the appointment of such a keeper.

             (i) Exercise all other rights and remedies permitted by law or in equity.

     Section 7.03  Attorney-in-Fact.  Debtor hereby irrevocably appoints Secured
                   ----------------
Party as Debtor's attorney-in-fact, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, from time to time in Secured Party's discretion upon the occurrence and during the continuance of an Event of Default, but at Debtor's cost and expense and without notice to Debtor:

             (a) To obtain, adjust, sell and cancel any insurance with respect to the Collateral, and endorse any draft drawn by insurers of the Collateral. Secured Party may apply any proceeds or unearned premiums of such insurance to the Obligations (whether or not due).

             (b) To take any action and to execute any assignment, certificate, financing statement, notification, document or instrument which Secured Party may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Debtor representing any payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

     Section 7.04  Account Debtors.  Any payment or settlement of Non-Tangible
                   ---------------
Collateral made by an Account Debtor will be, to the extent of such payment or to the extent provided under such settlement, a release, discharge and acquittance of the Account Debtor with respect to such Non-Tangible Collateral, and Debtor shall take any action as may reasonably be required by Secured Party in connection therewith. No Account Debtor on any Non-Tangible Collateral will ever be bound to make inquiry as to the termination of this Agreement or the rights of Secured Party to act hereunder, but shall be fully protected by Debtor in making payment directly to Secured Party.

     Section 7.05  Liability for Deficiency. If any sale or other disposition of
                   ------------------------
Collateral by Secured Party or any other action of Secured Party hereunder results in reduction of the Obligations, such action will not release Debtor from its liability to Secured Party for any unpaid Obligations, including costs, charges and expenses incurred in the liquidation of Collateral, together with interest thereon at the rate then applicable under the New Indenture, and the same shall be immediately due and payable to Secured Party at Secured Party's address set forth in the New Indenture.

     Section 7.06  Reasonable Notice.  If any applicable provision of any law
                   -----------------
requires Secured Party to give reasonable notice of any sale or disposition or other action, Debtor hereby agrees that ten days' prior written notice shall constitute reasonable notice thereof. Such notice, in the case of public sale, shall state the time and place fixed for such sale and in the case of private sale, the time after which such sale is to be made.

     Section 7.07  Non-judicial Enforcement. Secured Party may enforce its
                   ------------------------
rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by law Debtor expressly waives any and all legal rights which might otherwise require Secured Party to enforce its rights by judicial process.

                                   ARTICLE 8
                           MISCELLANEOUS PROVISIONS
                           ------------------------

     Section 8.01  Notices. Any notice required or permitted to be given under
                   -------
or in connection with this Agreement shall be given in accordance with the notice provisions of the New Indenture.

     Section 8.02  Amendments and Waivers. Secured Party's acceptance of partial
                   ----------------------
or delinquent payments or any forbearance, failure or delay by Secured Party in exercising any right, power or remedy hereunder shall not be deemed a waiver of any obligation of Debtor or any Obligor, or of any right, power or remedy of Secured Party, and no partial exercise of any right, power or remedy shall preclude any other or further exercise thereof Secured Party may remedy any Event of Default hereunder or in connection with the Obligations without waiving the Event of Default so remedied. Debtor hereby agrees that if Secured Party agrees to a waiver of any provision hereunder, or an exchange of or release of the Collateral or the addition or release of any Obligor or other Person, any such action shall not constitute a waiver of any of Secured Party's other rights or of Debtor's obligations hereunder. This Agreement may be amended only by an instrument in writing executed jointly by Debtor and Secured Party and may be supplemented only by documents delivered or to be delivered in accordance with the express terms hereof.

     Section 8.03  Copy as Financing Statement. A photocopy or other
                   ---------------------------
reproduction of this Agreement or any financing statement covering the Collateral is sufficient as a financing statement, and the same may be filed with any appropriate filing authority for the purpose of perfecting Secured Party's security interest in the Collateral.

     Section 8.04  Possession of Collateral. Secured Party shall be deemed to
                   ------------------------
have possession of any Collateral in transit to it or set apart for it (or, in either case, any of its agents, affiliates or correspondents).

     Section 8.05  Redelivery of Collateral. If any sale or transfer of
                   ------------------------
Collateral by Secured Party results in full satisfaction of the Obligations, and after such sale or transfer and discharge there remains a surplus of proceeds, Secured Party will deliver to Debtor such excess proceeds in a commercially reasonable time; provided, however, that Secured Party shall not be liable for any interest, cost or expense in connection with any reasonable delay in delivering such proceeds to Debtor.

     Section 8.06  Governing Law; Jurisdiction.  This Agreement and the security
                   ---------------------------
interest granted hereby shall be construed in accordance with and governed by the laws of the State of New York (except to the extent that the laws of any other jurisdiction govern the perfection and priority of the security interests granted hereby).

     Section 8.07  Gaming Laws and Regulations.  (a) Each of the provisions of
                   ---------------------------
this Agreement is subject to, and shall be enforced in compliance with, any requirements imposed by any applicable Gaming Authority.

             (b) To the extent required under applicable law, the consummation of the transactions contemplated hereby and the exercise of remedies hereunder may be subject to the Louisiana Riverboat Economic Development and Gaming Control Act, La. R.S. 27:41, et seq., and the Louisiana Gaming Control Law, La.
                             -- ----
R.S. 27:1, and the regulations promulgated pursuant to each such law, all as amended from time to time. The Gaming License held by Debtor is not part of the Collateral of this Agreement and, under the above described legislation and rules promulgated thereunder, the New Trustee may be precluded from or otherwise limited in taking possession of or in selling the Collateral of this Agreement under the defaults and remedies provisions of this Agreement. Due to various legal restrictions, including, without limitation, licensing of operators of gaming facilities and prior approval of the sale or disposition of assets of a licensed gaming operation, the sale of Collateral may be denied by Gaming Authorities or delayed pending Gaming Authority approval.

     Section 8.08  Continuing Security Agreement
                   -----------------------------

             (a) Except as may be expressly applicable pursuant to Section 9-505 of the Code (or any successor provision), no action taken or omission to act by Secured Party hereunder, including, without limitation, any action taken or inaction pursuant to Section 7.02 hereof, shall be deemed to constitute a retention of the Collateral in satisfaction of the Obligations or otherwise to be in full satisfaction of the Obligations, and the Obligations shall remain in full force and effect, until Secured Party shall have applied payments (including, without limitation, collections from Collateral) towards the

     Obligations in the full amount then outstanding or until such subsequent time as is hereinafter provided in subsection (b) below.

             (b) To the extent that any payments on the Obligations or proceeds of the Collateral are subsequently invalidated, declared to be fraudulent or preferential set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received by Secured Party, and Secured Party's security interests, rights, powers and remedies hereunder shall continue in full force and effect. In such event, this Agreement shall be automatically reinstated if it shall theretofore have been terminated pursuant to Section 8.09.

     Section 8.09  Termination. The grant of a security interest hereunder and
                   -----------
all of Secured Party's rights, powers and remedies in connection therewith shall unless otherwise provided in the New Indenture or this Agreement, remain in full force and effect until payment in full of (A) the New Notes under the terms of the New Indenture, (B) all obligations then due and owing under the New Indenture, the New Notes and the Collateral Documents and (C) all other Obligations; provided, however, (i) the security interest hereunder in Pari
             --------  -------
Passu Collateral shall terminate upon application of proceeds from the Pari Passu Collateral to the Obligations pursuant to Section 7.02 of this Agreement or the corresponding provisions of any other New Collateral Document in an amount equal to the Restricted Pari Passu Amount, (ii) the security interest hereunder in the FF&E Collateral shall terminate upon application of proceeds from the FF&E Collateral to the Obligations pursuant to Section 7.02 of this Agreement or the corresponding provisions of any other New Collateral Document in an amount equal to the Restricted FF&E Amount, and (iii) that after receipt from the Debtor by the New Trustee of a request for a release of any Collateral permitted under the New Indenture upon the sale, transfer, assignment, exchange or other disposition of such Collateral not prohibited by the New Indenture or this Agreement (and upon receipt by the New Trustee of all proceeds of such sale, transfer, assignment, exchange or other disposition to the extent required to be remitted to the New Trustee under the New Indenture or otherwise), such Collateral shall be released from the lien and security interest created hereunder in accordance with the provisions of the New Indenture and shall no longer constitute Collateral. Upon the payment in full of (A) the New Notes under the terms of the New Indenture (B) all obligations then due and owing under the New Indenture and the Collateral Documents, and (C) all other Obligations, the Debtor shall be entitled to the return, upon its request and at its expense, of such of the Collateral pledged by it as shall not have been sold or otherwise applied pursuant to the terms hereof. Notwithstanding the foregoing, the reimbursement and indemnification provisions of Section 4.07 and the provisions of subsection 8.08(b) shall survive the termination of this Agreement.

          Upon any termination of this Agreement or release of any Collateral as permitted by the New Indenture the New Trustee will, at the expense of the Debtor, execute and deliver to the Debtor such documents and take such other actions as the Debtor shall reasonably request to evidence the termination of this Agreement or the release of such Collateral, as the case may be. Any such action taken by the New Trustee shall be without warranty by or recourse to the New Trustee, except as to the absence of any prior assignments by the New Trustee of its interests in the Collateral, and shall be at the expense of the Debtor. The New Trustee may conclusively rely on any certificate delivered to it by the Debtor stating that the execution of such documents and release of the Collateral is in accordance with and permitted by the terms of the New Indenture and this Agreement.

     Section 8.10  Counterparts; Effectiveness. This Agreement may be executed
                   ---------------------------
in two or more counterparts. Each counterpart is deemed an original, but all such counterparts taken together constitute one and the same instrument. This Agreement becomes effective upon the execution hereof by Debtor and delivery of the same to Secured Party, and it is not necessary for Secured Party to execute any acceptance hereof or otherwise signify or express its acceptance hereof.

     Section 8.11  New Indenture.  This Agreement is subject to the terms,
                   -------------
conditions and provisions of the New Indenture. To the extent a term or provision of this Agreement conflicts with the New Indenture, the New Indenture shall control with respect to the subject matter of such term or provision.

     Section 8.12  Rights of Noteholders. No Holder of a New Note shall have any
                   ---------------------
independent rights hereunder other than those rights granted to individual Holders of New Notes pursuant to Section 6.07 of the New Indenture; provided that nothing in this Section 8.12 shall limit any rights granted to the New Trustee under the New Notes, the New Indenture or the Collateral Documents.

     Section 8.13  No Personal Liability of Directors, Officers, Employees and
                   -----------------------------------------------------------
Stockholders.  No past, present or future director, officer, employee,
------------
incorporator or stockholder of the Debtor as such or any successor Person, as such, shall have any liability for any obligations of the Debtor under the New Notes, the Collateral Documents, this Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation.

     Section 8.14  New Trustee.  State Street Bank and Trust Company is acting
                   -----------
hereunder solely in its capacity as New Trustee under the New Indenture, and all of the rights of New Trustee set forth in the New Indenture shall apply to New Trustee's actions hereunder. To the extent this agreement contemplates payments by the Secured Party, the New Trustee shall have no liability therefor, such liability continuing to be the liability of Debtor or realized through the value of any collateral for the Obligations.

     Section 8.15  Intercreditor Agreement.  Notwithstanding anything to the
                   -----------------------
contrary contained herein, Secured Party acknowledges solely with respect to the Pari Passu Collateral (a) its status as a Pari Passu Party (as defined in the Pari Passu Intercreditor Agreement) and (b) that this Agreement is subject to the terms of the Pari Passu Intercreditor Agreement.


                           [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, Debtor has caused this Security Agreement to be executed and delivered as of the date first set forth above.

DEBTOR:                       HOLLYWOOD CASINO SHREVEPORT, a
------                        Louisiana general partnership


                              By: HCS I, Inc., a Louisiana corporation, its managing general partner


                                   By:    ________________________________
                                   Name:  Edward T. Pratt III
                                   Title: President


             [Signature Page to Security Agreement (Partnership)]

                                  SCHEDULE A
                                  ----------

                                 List of FF&E


1. General Description of Categories of FF&E

     Gaming Equipment:

          Slot Machines
          Table Games
          Cage Equipment

     Operating Equipment:

          Kitchen Equipment
          Distributed Audio System
          CCTV Equipment
          Telephone System
          Computers and Peripherals
          Switchgear and Generators
          Fire Pumps
          HVAC Equipment
          Elevators
          Escalators
          Exterior Signage
          Interior Signage

     Furniture and Furnishings

          Guestrooms
          Casino
          Food & Beverage
          Public Areas
          Back of House


2. Specific Description

                    [see attached]

                                   EXHIBIT A
                                   ---------

                                  PERFECTION
                                  ----------


(a)     Legal Name of Debtor:
        --------------------

        Hollywood Casino Shreveport, a Louisiana general partnership

(b)     Other Names:
        -----------

        QNOV
        Queen of New Orleans at the Hilton Joint Venture
        The Queen of New Orleans at the Hilton Joint Venture

(c) (i) Chief Executive Office and Principal Place of Business of Debtor:
        ----------------------------------------------------------------

        Chief Executive Office:       Dallas County, Texas
        Principal Place of Business:  Caddo Parish, Louisiana
                                      Bossier Parish, Louisiana

    (ii) Other Premises at which Collateral is Stored or Located:
         -------------------------------------------------------

        None

    (iii) Locations of Records Concerning Collateral:
          ------------------------------------------

        Dallas County, Texas
        Caddo Parish, Louisiana
        Bossier Parish, Louisiana

(d)     Federal Taxpayer Identification Number:
        --------------------------------------

        72-1225563

                                   EXHIBIT B
                                   ---------

                             INTELLECTUAL PROPERTY
                             ---------------------


                                     None

                                   EXHIBIT C
                                   ---------

                                   CONTRACTS
                                   ---------


1. License Agreement dated as of August 10, 1999 by and between Company and Hollywood Casino Corporation, a Delaware corporation.

2. Management Services Agreement dated as of September 22, 1998, as amended, by and between Company and HWCC-Shreveport, Inc., a Louisiana corporation.

                                      C-1